UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

TRONOX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-32669	20-2868245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Stamford Plaza

263 Tresser Boulevard, Suite 1100

Stamford, Connecticut 06901

(Address of principal executive offices, including Zip Code)

(203) 705-3800

(Registrant’s telephone number, including area code)

3301 N.W. 150th Street

Oklahoma City, Oklahoma 73134

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2012, Tronox LLC, a wholly owned subsidiary of Tronox Incorporated (the “Company”), entered into an employment agreement with Daniel D. Greenwell (the “Greenwell Employment Agreement”). The Greenwell Employment Agreement is effective as of January 2, 2012 and provides for Mr. Greenwell to serve as the Chief Financial Officer of the Company (and any successor) and contemplates an initial three year term of employment, with automatic successive one-year renewal periods, unless terminated by either party upon at least 90 days advance notice. In addition, the Greenwell Employment Agreement provides for an annual base salary of no less than $440,000, the entitlement to customary employee benefits, and an annual target bonus opportunity of 75% of base salary with a maximum annual bonus opportunity of 150% of base salary. In connection with his commencement of employment on January 2, 2012, Mr. Greenwell was granted a “sign-on” equity grant of 7,333 shares of restricted stock, an initial equity award consisting of 2,750 shares of restricted stock and 4,466 stock options, in each case, vesting in three pro-rata equal installments on each of January 2, 2013, January 2, 2014, and January 2, 2015, respectively; provided, however, the portion of the awards scheduled to vest on January 2, 2013 will immediately vest upon the consummation of the Transaction (as defined below) and will also fully vest if Mr. Greenwell’s employment is terminated upon death, Disability, without Cause or for Good Reason (as such terms are defined in the Greenwell Employment Agreement) or upon a Change in Control (as defined under the 2010 Management Equity Incentive Plan) other than the Transaction. The Greenwell Employment Agreement also provides for Mr. Greenwell to receive an annual equity award grant with a value at grant equal to two times his base salary. In addition, the Greenwell Employment Agreement contemplates Mr. Greenwell moving to within commuting distance of the Company’s headquarters and provides the following benefits, which the Company shall gross-up for any federal, state or local income taxes: (i) Mr. Greenwell will be entitled to be reimbursed for reasonable relocation and moving expenses associated with his relocation, (ii) the Company will pay or reimburse Mr. Greenwell for his reasonable housing expenses up to $5,000 per month through September 1, 2013, and (iii) Mr. Greenwell will be entitled to be reimbursed for his reasonable travel and commuting expenses through September 1, 2013.

In the event Mr. Greenwell’s employment is terminated without Cause or he terminates employment for Good Reason prior to a “Change in Control” (as defined under the 2010 Management Equity Incentive Plan) or after the 12-month protection period following a Change in Control expires, subject to the execution of a release of claims, he will receive pursuant to the terms of the Greenwell Employment Agreement: (i) his base salary through the date of termination plus a pro rata bonus for the year of termination; (ii) an amount equal to one times the sum of his base salary and annual target bonus, payable in a lump sum; and (iii) continued COBRA coverage for 12 months. In addition, in the event Mr. Greenwell’s employment is terminated without Cause or for Good Reason on or within 12 months following a Change in Control, Mr. Greenwell will be entitled to the same benefits as described above, except that he will be entitled to two times the sum of his base salary and annual target bonus under subpart (ii) above and 18 months of COBRA coverage under subpart (iii) above. In the event Mr. Greenwell’s employment is terminated due to his death or Disability, he will be entitled pursuant to the Greenwell Employment Agreement to his base salary through the date of termination, a pro rata bonus for the year of termination, and continued COBRA coverage for 12 months.

In addition, the Greenwell Employment Agreement provides for (i) general restrictions on the disclosure of confidential information, (ii) an inventions assignment covenant, (iii) an agreement that during his employment and for a period of 12 months thereafter he will not compete with the Company’s core business, or solicit the Company’s employees, and (iv) a mutual agreement between Mr. Greenwell and the Company that during his employment and for a period of two years thereafter he will not disparage the company or its directors and executive officers, and the Company, as well as its employees, executive officers and members of the board of directors, will not disparage Mr. Greenwell.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously announced, the Company has entered into a definitive agreement (the “Transaction Agreement”) with Exxaro Resources Limited, a public company organized under the laws of the Republic of South Africa (“Exxaro”), pursuant to which Tronox has agreed to acquire Exxaro’s mineral sands business and combine the newly acquired mineral sands business with Tronox’s existing businesses under a new Australian holding company, Tronox Limited (the “Transaction”). On May 30, 2012, at a special meeting of stockholders (the “Special Meeting”) held at the Company’s new headquarters in Stamford, Connecticut, stockholders of the Company approved a proposal to adopt the Transaction Agreement for the purpose of approving the mergers contemplated thereby (the “Merger Proposal”).

The approval of the Merger Proposal by stockholders of the Company is one of the closing conditions to the Transaction. The transaction remains subject to other closing conditions, including the receipt of certain regulatory approvals in South Africa.

The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constituted a quorum for the transaction of business at the Special Meeting. As of the record date, Apil 30, 2012, there were 15,326,827 shares of the Company’s common stock outstanding. At the Special Meeting, there were 12,623,905 shares, or approximately 82.36%, of common stock represented in person or by proxy.

Set forth below are the final voting results for the Merger Proposal. For more information on the Merger Proposal, see the Company’s registration statement on Form S-4, as filed with the Securities and Exchange Commission on May 4, 2012.

For	Against	Abstain

12,619,563	3,705	637

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated as of May 31, 2012 by and between Tronox LLC and Daniel D. Greenwell.

99.1	Press Release of Tronox Incorporated dated May 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2012

TRONOX INCORPORATED

By: /s/ Michael J. Foster

        Michael J. Foster

        Vice President—General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Employment Agreement dated as of May 31, 2012 by and between Tronox LLC and Daniel D. Greenwell.

99.1	Press Release of Tronox Incorporated dated May 30, 2012.

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